Exhibit 99.1

First Choice Bancorp Announces Promotion of Lorraine Lee to
Executive Vice President/Chief Strategy Officer & Head of Commercial Banking

CERRITOS, Calif., June 18, 2020 — First Choice Bancorp (NASDAQ: FCBP) (“First Choice” or the “Company”), today announced the promotion of Lorraine Lee to Executive Vice President, Chief Strategy Officer & Head of Commercial Banking, reporting to President & CEO Robert Franko. Ms. Lee previously served as Senior Vice President, Chief Strategy Officer, a position she held at the Company since January 2018. Ms. Lee began her career at First Choice Bank in 2014 as First Vice President/Relationship Manager in the Commercial Lending Division.

Mr. Franko said, “Lorraine has consistently demonstrated her ability to effectively handle increased responsibility as our franchise has grown. She has played a valuable role in executing key initiatives such as our acquisition and integration of Pacific Commerce Bancorp, our listing on the NASDAQ stock market, and the upgrade and enhancement of our technology platform. Her background in commercial lending and experience working with all areas of our operations as Chief Strategy Officer makes her well suited to be Head of Commercial Banking and lead the continued growth of our commercial banking presence in Southern California.”

Peter Hui, Chairman of the Board of First Choice Bancorp, added, “Ms. Lee consistently demonstrates the qualities that define the corporate culture we have built at First Choice Bank with an unwavering commitment to supporting our clients, our employees and our shareholders. We are very pleased to recognize the significant contributions she has made to the growth of our franchise.”

Ms. Lee stated, “I am honored to take on a larger role at First Choice Bank. We have built an outstanding team and I look forward to continuing to build First Choice into a premier community bank in Southern California.”

Ms. Lee has 16 years of experience in the financial services industry. Prior to joining First Choice Bank, Ms. Lee served as Vice President of Commercial Banking & Portfolio Manager with increasing responsibilities at Beach Business Bank and then Banc of California following the merger of the two companies. Ms. Lee holds an MBA with concentrations in Marketing and International Business from Santa Clara University and is an Economics and Computer Science graduate of University of California at Berkeley.

About First Choice Bancorp

First Choice Bancorp, headquartered in Cerritos, California, is the sole shareholder of and the registered bank holding company for, First Choice Bank. As of March 31, 2020, First Choice Bancorp had total consolidated assets of $1.78 billion. First Choice Bank, also headquartered in Cerritos, California, is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small- to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans with a specialization in providing financial solutions for the hospitality industry. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. First Choice Bank conducts business through 9 full-service branches and 2 loan production offices located in Los Angeles, Orange and San Diego Counties. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency, personalized services and financial solutions and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bancorp stock is traded on the Nasdaq Capital Market under the ticker symbol “FCBP.”

First Choice Bank’s website is www.FirstChoiceBankCA.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about management’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and tax rates. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ.

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Contact:

First Choice

Khoi D. Dang, Esq., 562.263.8336

Executive Vice President and General Counsel